Exhibit 99.1

AmpliTech Receives Approximately $21.9 Million of Subscriptions in Series A Rights Offering

All Series A Rights have been exercised or expired on July 18, 2026.

Hauppauge, NY, July 20, 2026 – AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGZ) (the “Company”), today announced that it has received subscriptions totaling approximately $21.9 million for its Series A Rights Offering, subject to final reconciliation and closing procedures. Upon completion of the final reconciliation process, the Company expects to issue approximately 4,384,163 shares of common stock. Any unexercised rights expired on July 18, 2026.

“We proudly thank our loyal shareholders who as a result of subscribing to our unit rights offering in January 2026 received Units of common stock, Series A Rights and Series B Rights. Today we have more cash on hand to utilize to grow our business than ever before and no material financial debt. We intend to wisely deploy the capital you have entrusted us with toward innovation and acceleration of AI RAN and Open RAN wireless opportunities and other corporate purposes, including potential share repurchases as authorized by the Board.”

The Company intends to use the net proceeds of the Series A rights offering for general corporate purposes, including working capital, inventory, sales and marketing initiatives, commercialization efforts, scaling of the business and, if authorized by the Board, potential share repurchases. The Company has engaged Moody Capital Solutions, Inc. to act as dealer manager for the rights offering.

The $6 subscription price Series B rights offering (NASDAQ: AMPGZ) expires on November 20, 2026. Information regarding the Series B rights offering, including the applicable prospectus, is available from our information agent, MacKenzie Partners, at AMPG@mackenziepartners.com.

The prospectus supplement relating to these securities is filed with the SEC. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus.

About AmpliTech Group

AmpliTech Group, Inc. (NASDAQ: AMPG, AMPGZ) is a designer, developer, and manufacturer of advanced RF and microwave signal processing components and next generation 5G infrastructure systems. The company’s product portfolio spans low noise amplifiers, cryogenic amplifiers, Massive MIMO O-RAN radio systems, and 5G Network-in-a-Box solutions, serving customers across defense, satellite communications, quantum computing, and telecommunications. AmpliTech is among the few American companies to have designed and commercialized an O-RAN CAT B 64T64R Massive MIMO radio unit and is an active member of the AI-RAN Alliance and the O-RAN Alliance. All products are designed and engineered in the United States. For more information, visit www.amplitechgroup.com.

About Moody Capital Solutions

Moody Capital Solutions, Inc. is a relationship-driven investment bank whose engagements are led by senior bankers with collectively more than 150 years of investment banking experience at leading U.S. investment banks. Visit Moody Capital’s website at www.moodycapital.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, the anticipated use of proceeds from the rights offerings, the execution of the Company’s growth strategy, opportunities in AI RAN and Open RAN wireless technologies, potential share repurchases, and future operating performance. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website and with the SEC at sec.gov. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media

X: @AmpliTechAMPG

Instagram: @AmpliTechAMPG

Facebook: AmpliTechInc

LinkedIn: AmpliTech Group Inc

Company Contact:

Jorge Flores

Tel: 631-521-7831

Investors@amplitechgroup.com